Exhibit 99

Palatin Technologies, Inc. Reports Fourth Quarter
And Fiscal Year 2016 Results

CRANBURY, NJ – September 20, 2016 – Palatin Technologies, Inc. (NYSE MKT: PTN), a biopharmaceutical company developing targeted, receptor-specific peptide therapeutics for the treatment of diseases with significant unmet medical need and commercial potential, today announced financial results for its fourth quarter and fiscal year ended June 30, 2016.

Significant Highlights
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Bremelanotide - Under development for Hypoactive Sexual Desire Disorder (HSDD):
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Palatin’s two Phase 3 clinical trials for the treatment of HSDD randomized a total of approximately 1,250 women to evaluate efficacy and safety of subcutaneous bremelanotide in premenopausal women with HSDD as an on-demand, as-needed treatment.
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Patient enrollment was completed in the fourth quarter of calendar year 2015.
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Last patient visits for the efficacy portion of the trials were completed in the third quarter of calendar year 2016.
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Topline results are projected to be released early fourth quarter calendar year 2016.
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Issued a key U.S. Patent on May 31, 2016 for methods of treating female sexual dysfunction using the dose and formulation utilized in the Phase 3 trials. The patent expires no earlier than November 2033.
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Financial Transactions:
–
August 2016, Palatin closed on an underwritten offering of units with gross proceeds of $9.25 million, with net proceeds, after deducting offering expenses, of approximately $8.5 million. Palatin issued:
■
11,481,481 shares of common stock and ten-year prefunded Series I warrants to purchase 2,218,045 shares of common stock at an exercise price of $0.01 per share
■
Series H warrants to purchase 10,274,646 shares of common stock at an exercise price of $0.70 per share
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July 2015, Palatin closed on a debt and equity financing with gross proceeds of $30 million, with net proceeds, after deducting offering expenses, of $29.7 million, consisting of:
■
$10 million venture loan, which includes an interest-only payment period for the first eighteen months of a four year secured term loan, and Series G warrants to purchase 549,450 shares of common stock at an exercise price of $0.91 per share
■
$20 million private placement of Series E warrants to purchase 21,917,808 shares of common stock at an exercise price of $0.01 per share and Series F warrants to purchase 2,191,781 shares of common stock at an exercise price of $0.91 per share

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Intellectual Property:
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Issue Notification for U.S. Patent to issue October 4, 2016, with composition of matter claims for a broad group of melanocortin peptides.
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U.S. Patent issued September 20, 2016 with composition of matter claims for a broad family of melanocortin receptor-1 peptides with potential application in inflammatory disease-related and autoimmune indications.

Fourth Quarter and Fiscal Year Ended 2016 Financial Results
Palatin reported a net loss of $(13.4) million, or $(0.09) per basic and diluted share, for the quarter ended June 30, 2016, compared to a net loss of $(12.1) million, or $(0.09) per basic and diluted share, for the same period in 2015. The difference between the three months ended June 30, 2016 and 2015 was primarily attributable to the increase in expenses relating to the Phase 3 clinical trial and development program with bremelanotide for HSDD in the quarter ended June 30, 2016.

For the year ended June 30, 2016, Palatin reported a net loss of $(51.7) million, or $(0.33) per basic and diluted share compared to a net loss of $(17.7) million, or $(0.15) per basic and diluted share for the year ended June 30, 2015. The increase in net loss for the year ended June 30, 2016, compared to the net loss for the year ended June 30, 2015 was primarily attributable to the increase in development costs for the progression of the Phase 3 clinical trials and development of bremelanotide for HSDD and secondarily related to the license and contract revenue recognized in the year ended June 30, 2015.

Revenue
There were no revenues recorded in the quarter or year ended June 30, 2016 or in the quarter ended June 30, 2015. For the year ended June 30, 2015, Palatin recognized $12.9 million of license and contract revenue under the agreement with Gedeon Richter.

Operating Expenses
Operating expenses for the quarter ended June 30, 2016 were $12.7 million, compared to $11.8 million for the comparable quarter of 2015. For the year ended June 30, 2016, Palatin incurred $49.3 million of operating expenses, compared to $30.2 million for the year ended June 30, 2015. The increase in operating expenses for the quarter and the year ended June 30, 2016 was the result of an increase in expenses primarily relating to the Phase 3 clinical trial and development program with bremelanotide for HSDD.

Other Income/Expense
Total other income (expense), net, was $(0.6) million for the quarter ended June 30, 2016, compared to $(0.3) million for the quarter ended June 30, 2015. For the year ended June 30, 2016, total other income (expense), net, was $(2.5) million, compared to $(0.9) million for the year ended June 30, 2015. Total other income (expense) for both fiscal years ended June 30, 2016 and June 30, 2015 primarily consists of interest expense related to the venture debt. The increase in total other income (expense), net, for the year ended June 30, 2016 is due to the additional July 2015 venture debt.

Cash Position
Palatin’s cash, cash equivalents and investments were $9.4 million as of June 30, 2016, compared to cash and cash equivalents of $27.3 million at June 30, 2015. Current liabilities were $14.0 million as of June 30, 2016, compared to $7.4 million as of June 30, 2015.

Palatin believes that existing capital resources, together with approximately $8.5 million received from the August 2016 financing, will be adequate to fund our planned operations through the quarter ending December 31, 2016. Assuming the double blind efficacy portion of the Phase 3 clinical trial of bremelanotide for HSDD is successful, as to which there can be no assurance, we will need additional funding to complete required ancillary studies and clinical trials, prepare and submit regulatory filings for product approval, and establish commercial scale manufacturing capability.

CONFERENCE CALL / WEBCAST
Palatin will host a conference call and webcast on September 20, 2016 at 11:00 a.m. Eastern Time to discuss the results of operations in greater detail and an update on corporate developments. Individuals interested in listening to the conference call live can dial 1-888-516-2377 (domestic) or 1-719-457-2657 (international), conference code 3301810. The webcast and replay can be accessed by logging on to the “Investor/Webcasts” section of Palatin’s website at http://www.palatin.com. A telephone and webcast replay will be available approximately one hour after the completion of the call. To access the telephone replay, dial 1-888-203-1112 (domestic) or 1-719-457-0820 (international), pass code 3301810. The webcast and telephone replay will be available through September 27, 2016.

About Palatin Technologies, Inc.
Palatin Technologies, Inc. is a biopharmaceutical company developing targeted, receptor-specific peptide therapeutics for the treatment of diseases with significant unmet medical need and commercial potential. Palatin’s strategy is to develop products and then form marketing collaborations with industry leaders in order to maximize their commercial potential. For additional information regarding Palatin, please visit Palatin’s website at www.Palatin.com.

Forward-looking Statements
Statements in this press release that are not historical facts, including statements about future expectations of Palatin Technologies, Inc., such as statements about clinical trial results, potential actions by regulatory agencies including the FDA, regulatory plans, development programs, proposed indications for product candidates and market potential for product candidates, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and as that term is defined in the Private Securities Litigation Reform Act of 1995. Palatin intends that such forward-looking statements be subject to the safe harbors created thereby. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause Palatin’s actual results to be materially different from its historical results or from any results expressed or implied by such forward-looking statements. Palatin’s actual results may differ materially from those discussed in the forward-looking statements for reasons including, but not limited to, results of clinical trials, regulatory actions by the FDA and the need for regulatory approvals, Palatin’s ability to fund development of its technology and establish and successfully complete clinical trials, the length of time and cost required to complete clinical trials and submit applications for regulatory approvals, products developed by competing pharmaceutical, biopharmaceutical and biotechnology companies, commercial acceptance of Palatin’s products, and other factors discussed in Palatin’s periodic filings with the Securities and Exchange Commission. Palatin is not responsible for updating for events that occur after the date of this press release.

Palatin Technologies Investor Inquiries:
Stephen T. Wills, CPA, MST

Chief Operating Officer / Chief Financial Officer
Tel: (609) 495-2200 / info@Palatin.com

Palatin Technologies Media Inquiries:
Paul Arndt, MBA, LifeSci Advisors, LLC
Managing Director
Tel: (646) 597-6992 / Paul@LifeSciAdvisors.com

PALATIN TECHNOLOGIES, INC.
and Subsidiary
Consolidated Statements of Operations

	Year Ended June 30,
	2016	2015	2014

REVENUES:
License and contract	$-	$12,951,730	$-

OPERATING EXPENSES:
Research and development	43,071,051	24,560,233	10,826,921
General and administrative	6,179,084	5,677,654	4,960,731
Total operating expenses	49,250,135	30,237,887	15,787,652

Loss from operations	(49,250,135)	(17,286,157)	(15,787,652)

OTHER INCOME (EXPENSE):
Investment income	50,226	35,439	18,923
Interest expense	(2,513,027)	(661,697)	(6,211)
Foreign exchange transaction loss	-	(284,656)	-
Total other income (expense), net	(2,462,801)	(910,914)	12,712

Loss before income taxes	(51,712,936)	(18,197,071)	(15,774,940)
Income tax benefit	-	531,508	1,846,646

NET LOSS	$(51,712,936)	$(17,665,563)	$(13,928,294)

Basic and diluted net loss per common share	$(0.33)	$(0.15)	$(0.13)

Weighted average number of common shares outstanding used in computing basic and diluted net loss per common share	156,553,534	121,014,506	106,679,476

PALATIN TECHNOLOGIES, INC.
and Subsidiary
Consolidated Balance Sheets

	June 30, 2016	June 30, 2015
ASSETS
Current assets:
Cash and cash equivalents	$8,002,668	$27,299,268
Available-for-sale investments	1,380,556	-
Prepaid expenses and other current assets	1,424,282	1,896,747
Total current assets	10,807,506	29,196,015

Property and equipment, net	97,801	123,158
Other assets	146,428	155,279
Total assets	$11,051,735	$29,474,452

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$713,890	$1,106,484
Accrued expenses	7,767,733	6,223,483
Notes payable, net of discount	5,485,392	-
Capital lease obligations	27,424	25,871
Total current liabilities	13,994,439	7,355,838

Notes payable, net of discount	14,189,809	9,781,086
Capital lease obligations	14,324	41,749
Other non-current liabilities	439,130	91,304
Total liabilities	28,637,702	17,269,977

Commitments and contengencies (Note 11)

Stockholders’ (deficiency) equity:
Preferred stock of $0.01 par value – authorized 10,000,000 shares;
Series A Convertible; issued and outstanding 4,030 shares as of June 30, 2016 and 4,697 shares as of June 30, 2015, respectively	40	47
Common stock of $0.01 par value – authorized 300,000,000 shares;
issued and outstanding 68,568,055 shares as of June 30, 2016 and 57,128,433 as of June 30, 2015, respectively	685,680	571,284
Additional paid-in capital	325,142,509	303,332,460
Accumulated other comprehensive loss	(1,944)	-
Accumulated deficit	(343,412,252)	(291,699,316)
Total stockholders’ (deficiency) equity	(17,585,967)	12,204,475
Total liabilities and stockholders’ equity	$11,051,735	$29,474,452